Exhibit 99.1

MDWerks Acquires RF Specialties, LLC

Platform Technology Behind Sustainably Matured™ Accelerated Liquid Maturation Process Provides MDWerks with Multi-Industry Expansion Opportunities

Green Cove Springs, FL – December 28, 2023 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTC: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that it has acquired RF Specialties, LLC (“RFS”), a provider of modern energy wave solutions for the wood, adhesives, and food & beverage industries.

Steven Laker, CEO of MDWerks, commented, “Through the acquisition of RFS, we bring in house the technical expertise and equipment manufacturing capabilities behind the Sustainably Matured™ liquid maturation method owned and utilized by Two Trees Beverage Company, which we acquired in December 2023.

“We believe that the acquisition of RFS provides multi-avenue growth opportunities for MDWerks. With respect to Two Trees, we expect that the RFS acquisition will increase our capacity to satisfy future order demand for our branded line of spirits and accelerate our ability to secure new out-licensing agreements in the alcoholic beverage industry. More broadly, RFS’s integrated energy wave technology platform and specialized manufacturing know-how also provide MDWerks with the ability to diversify our business beyond the manufacture of aged, bulk spirits. RFS’s technology has been deployed successfully across several sectors beyond food and beverage, including engineered and structural wood manufacturing, and industrial adhesives. We intend to build on this sound foundation and, over time, evolve our business via the pursuit of value-added applications of this proven technology in a range of new industries. We are very pleased that RFS’s founder, Keith A. Mort, will join our team and continue to oversee the RFS business.”

Mr. Mort added, “The RFS technology platform has been validated across several industries and businesses, including at MDWerks’ main operating unit, Two Trees Beverage Company. Our unique technology suite helps customers improve efficiency, increase speed-to-market, spur innovation, promote sustainability, and reduce energy, labor, and materials costs. I look forward to helping the team grow existing revenue streams while developing new expansion opportunities.”

Leveraging its patented technology platform, RFS primarily provides consulting, engineering, custom design-and-build, equipment maintenance and machine parts replacement services to a range of customers, including some larger blue-chip brands in the wood manufacturing and adhesives industries. RFS brings a broad platform enabling MDWerks to out-license, manufacture for its own use, and manufacture on spec for third parties.

Executive Transition

MDWerks today also announced that Michael J. Nordlicht has resigned from the Company’s Board of Directors and as the Company’s Chief Operating Officer, effective immediately. His duties with the Company will be assumed by Steven Laker, CEO.

James Cassidy, Executive Chairman of MDWerks, noted, “Michael has been a valuable member of our team, and we each benefited from his experience, dedication, and counsel. He played an integral role in establishing a strong foundation for future growth, most notably reflected in our December acquisition of Two Trees Beverage Company and, today, RFS. On behalf of the Company’s Board of Directors, I would like to thank Michael for his work and wish him the best of luck in his future endeavors.”

Mr. Nordlicht added, “With the recent acquisitions of Two Trees Beverage Company and RFS, MDWerks is well positioned for success. I have enjoyed working with the entire MDWerks team and look forward to following the Company’s progress in the years to come.”

Form 8-K

A Current Report on Form 8-K containing further details of the transaction was filed by MDWK and is available free of charge on the U.S. Securities and Exchange Commission’s EDGAR website at www.sec.gov.

About RF Specialties, LLC

RF Specialties, LLC (“RFS”) addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/. MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. For more information, please visit https://twotreesdistilling.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing our business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com